FULBRIGHT & JAWORSKI L.L.P.

                             ATTORNEY FEE AGREEMENT

          THIS AGREEMENT is made by and between GolfGear International, Inc., and its wholly-owned subsidiaries, Gear Fit Golf Company, Pacific Golf Holdings, Inc., Bel Air - Players Group, Inc., GGI, Inc., and Leading Edge (referred to herein collectively as "Client"), and Fulbright & Jaworski L.L.P. (referred to herein as "Attorneys" or "Fulbright").

          1.     Services  to  Be  Provided by Attorneys.  Client hereby engages
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Attorneys  to provide all legal services reasonably required to represent Client in connection with negotiating and obtaining agreements with any person or entity (collectively, "Potential Infringers") licensing the technology (the "Client Technology") described in or claimed by U.S. Patents Nos. 5,024,437, 5,094,383, 5,255,918, 5,261,663, 5,261,664, 5,344,140, 5,417,419, and 5,720,673,
presently pending foreign and/or domestic patent applications, and in any other intellectual property related to forged insert technology head golf clubs or components thereof ("Licensing Agreements"). Subject to the provisions of
Section 7 below, Client may also engage Attorneys to represent Client in litigation relating thereto ("Potential Infringer Litigation"). Client hereby acknowledges that Attorneys are not Client's general counsel and that acceptance of this engagement by Attorneys does not involve representation of Client or Client's business interests in any matter other than in obtaining Licensing Agreements and, subject to the provisions of Section 7 below, Potential
Infringer Litigation. Attorneys' representation of Client in connection with negotiating and obtaining Licensing Agreements and, subject to the provisions of
Section 7 below, in connection with Potential Infringer Litigation is sometimes herein called the "Representation." Fulbright will represent Client in the Representation. It is anticipated that Billy Robbins, Of Counsel to Fulbright, will be the principal attorney involved in efforts to obtain Licensing Agreements with Potential Infringers; but other attorneys and firm personnel of Fulbright will participate in the Representation if, in Fulbright's judgment, their participation is necessary or appropriate.

          2.     Fees.  As  compensation  for  the  services  to be performed by
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Attorneys pursuant to Section 1 above, Client agrees to pay contingent fees (the
"Contingent  Fee")  to  Attorneys  as  follows:

               a. The Contingent Fee shall be a percentage (the "Contingent Fee Percentage") of any and all recoveries from any Potential Infringers. Such recoveries include, by way of example but not limitation, royalties, payments in lieu of royalties, paid-up license fees, settlement payments, damages, punitive or exemplary damages, attorney fee awards, or otherwise (collectively, "Recoveries") without deduction for costs and expenses. The Contingent Fee Percentage shall be applied pro rata to all Recoveries received by Client, and the Contingent Fee Percentage of each amount of Recoveries is payable to Attorneys when such amount of Recoveries is received by Client. If Client enters into a Licensing Agreement with a Potential Infringer providing for payment of periodic royalties or license fees over a period of time of which Client is obligated to pay the Contingent Fee Percentage to Attorneys pursuant to this Agreement, Client will, if requested by Attorneys, direct that such Potential Infringer pay directly to Attorneys the applicable Contingent Fee Percentage of all such royalty or license fee


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payments  to  be applied toward payment of the Contingent Fee owing by Client to
Attorneys  hereunder.

               b. The Contingent Fee Percentage is 33-1/3% (one-third) of any Recoveries received under or arising out of any Licensing Agreements, settlement agreements or other agreements reached between Client and any Potential Infringer where such Licensing Agreements, settlement agreements or other agreements are entered into prior to the commencement of litigation relating to the Client Technology by Client against such Potential Infringer or by such Potential Infringer against Client.

               c. The Contingent Fee Percentage is 40% (forty percent) of any Recoveries received by Client from any Potential Infringer following the commencement of any litigation relating to the Client Technology by Client against such Potential Infringer or by such Potential Infringer against Client, whether such Recoveries are received as damages, collection of judgment, settlement, or as a result of Licensing Agreements or other agreements with such Potential Infringer entered into following the commencement of such litigation.

          3.     Charges  for Other Services and Expenses.  Client agrees to pay
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Attorneys  and  third  party  vendors,  in  accordance  with this Section 3, all charges for other services and expenses incurred in performing legal services in connection with the Representation. Such charges and expenses may include, without limitation, long-distance telephone calls, facsimile and other electronic transmissions, messenger and other delivery fees, postage, charges for computer research and outside assisted legal research, travel expenses such as mileage, parking, airfare, meals, and hotel accommodations, photocopying and other reproduction charges, computerized research, conference expenses, clerical staff overtime, word processing charges, charges for computer time, process server's fees, filing fees and other charges assessed by courts and other public agencies, court reporter's fees, videographer's fees, jury fees, witness fees, investigator's fees, trial presentation expenses, expert's fees, or consultant's fees, and other similar items. In situations where Attorneys can readily determine the exact amount of expenses for products and services provided by third parties to be charged to Client's account, Attorney's invoices will reflect the cost to Attorneys of the product or services. In many situations, however, the total cost of providing a product or service is difficult to establish, in which case Attorneys will use their professional judgment on the charges to be made for such product or service, which charges may vary from or exceed Attorneys' direct cost of such product or service. In some situations, if requested by Client Attorneys can arrange for ancillary services to be provided by third parties with direct billing to the Client. Attached is a copy of Attorneys' current recharge schedule for expenses and services provided through Attorneys' Los Angeles office, which is subject to change from time to time. Charges for expenses and services provided through other offices of Attorneys may vary from the attached Los Angeles office recharge schedule. Invoices from third party vendors above a nominal amount will be sent to Client for payment directly to the vendor and Client agrees to make payment in accordance with the vendor's credit terms. Charges for other services and expenses as described in this Section 3 shall not be deducted from Recoveries before application of the Contingent Fee Percentage as set forth in Section 2 above.

          4.     Cooperation  of Client.  In order to enable Attorneys to render
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services  described in this Agreement effectively, Client shall be truthful with
Attorneys  in  discussing  the


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Representation  and  shall  disclose to Attorneys, fully and accurately and on a timely basis, all facts and documents that are or might be material or that Attorneys may request, and shall keep Attorneys apprised of all developments regarding the Representation that are or might be material and provide Attorneys access to all files and records of Client relevant to the Representation. Client shall otherwise cooperate with Attorneys in the Representation and shall be reasonably available to attend meetings, court appearances, depositions, and other proceedings in connection with the Representation. Attorneys agree that no Licensing Agreement with, or settlement of Client's claims against, any Potential Infringer will be made without approval of Client. In this regard, however, Client has advised Attorneys that, even though Client would prefer to obtain better terms, Client believes that a Licensing Agreement requiring payment by a Potential Infringer of Two Dollars ($2) per wood type golf club and/or Fifty Cents ($0.50) per iron type golf club utilizing or which would infringe on the Client Technology which has been or is produced by or for or marketed by the Potential Infringer or pursuant to such Licensing Agreement during the life of the above described Patents included in the Client Technology (the "Acceptable Licensing Criteria") is a royalty that would be acceptable to the industry and one that would be acceptable to Client. Client agrees that it will not enter into a Licensing Agreement or settlement with any Potential
Infringer without first consulting with Attorneys, but Client shall have the right to determine whether to accept or to decline to accept any proposed
Licensing  Agreement  or  settlement  with  any  Potential  Infringer.

          5.     Retainer.  Client  hereby  agrees  to  pay  to  Attorneys, upon
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execution  of  this  Agreement,  a  retainer  (the  "Retainer") in the amount of
$7,500. This Agreement shall not become effective until Attorneys receive such Retainer. The Retainer will be treated as an unearned advance and will be placed in a pooled interest-bearing trust account. That trust account is established and governed by rules adopted by a bar association in California whose rules apply to attorneys practicing in Attorneys' Los Angeles office, and all accrued interest will be paid to a charitable fund in accordance with those rules. Attorneys will send Client an interim invoice for charges for other services and expenses incurred by Attorneys pursuant to Section 3 above on a monthly basis. It is agreed that Attorneys may apply the retainer to Attorneys' interim invoices for charges for other services and expenses pursuant to Section 3 above, and each invoice will clearly show the amount of the Retainer that is so applied. In each instance, Client shall pay Attorneys the amount shown on the invoice necessary to bring the Retainer back to the $7,500 level, plus any excess charges for expenses and services not paid by application of the Retainer, within thirty (30) days after Client's receipt of Attorneys' invoice for such charges. After satisfaction of any such invoices that are outstanding at the conclusion of the Representation, any unused portion of the Retainer shall be refunded to Client. Client hereby authorizes Attorneys to withdraw the Retainer from the trust account and apply the Retainer in the manner set forth herein.

          6.     Independent  Counsel.  Client  acknowledges that Attorneys have
                 --------------------
advised Client that Client may seek advice of an independent lawyer of Client's choice before entering into this Agreement and that Client has had a reasonable opportunity to do so. Client further acknowledges that Attorneys have been willing to represent Client on an hourly billing rate basis and that, after full consideration of Client's financial position and other matters, Client desires to enter into the Contingent Fee arrangement set forth in this Agreement. Client acknowledges that this Agreement is fair and reasonable to the Client.


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          7.     Litigation  Involving  Potential  Infringers.  Attorneys  and
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Client  acknowledge  that,  with  respect  to  any  or all Potential Infringers,
Attorneys and Client may be unsuccessful in negotiating suitable Licensing Agreements and, consequently, that Client may desire to proceed in litigation against one or more Potential Infringers. However, in view of Attorneys' undertaking to devote time and efforts in attempting to negotiate and obtain Licensing Agreements with Potential Infringers, Client has assured Attorneys that Client will afford Attorneys at least one year after the date of this Agreement within which to attempt to obtain suitable Licensing Agreements with Potential Infringers before Client will elect to proceed in litigation against such Potential Infringers, except as to any Potential Infringer who has instituted litigation against Client, unless Attorneys and Client mutually agree otherwise. In this regard, Attorneys and Client further acknowledge that after commencing efforts to negotiate Licensing Agreements with any or all Potential Infringers, such Potential Infringers may institute declaratory judgment actions to challenge the validity of the Client Technology or infringement thereof. Client agrees that Attorneys shall first be given the opportunity to represent Client in any litigation involving Potential Infringers in accordance with the terms of this Agreement, and that if Attorneys represent Client in litigation with Potential Infringers, the Contingent Fee Percentage set forth in Section 2.c above shall apply. Client acknowledges that Attorneys, after good faith evaluation of all economic and legal criteria deemed relevant by Attorneys, may decline such Potential Infringer Litigation representation with respect to any Potential Infringer and agrees that a decision by Attorneys to decline any such Potential Infringer Litigation representation shall be final and conclusive and that Attorneys shall have no liability to Client for declining such representation. In this regard, Attorneys have informed Client that, based on the information provided to Attorneys by Client to date, Attorneys would not be willing to undertake to represent Client in Potential Infringer Litigation with a Potential Infringer on a contingent fee basis because of uncertainty as to the amount and value of Recoveries, if any, which might be obtained in such Potential Infringer Litigation. Attorneys have informed Client that, as a matter of policy, in view of the potentially very significant amount of attorneys' time that might be required to be devoted to representing Client in Potential Infringer Litigation, Attorneys would not be willing to consider representing Client in such litigation on a contingent fee basis unless Attorneys were confident, in their professional judgment, that sufficient Recoveries would be obtained in such litigation to provide a Contingent Fee for Attorneys in an amount and value at least equal to three hundred percent (300%) of Fulbright's normal hourly rates for the time of attorneys and time-keeping personnel which might be required to be devoted to such representation, assuming that clear and convincing evidence of wrongful infringement on the Client Technology by such Potential Infringer had been obtained, and that even greater potential Recoveries would be required or Attorneys might simply refuse to consider undertaking such representation if factual or legal issues exist as to wrongful infringement on the Client Technology. Thus, Client expressly acknowledges that Attorneys may, and shall be entitled to, decline to represent Client in Potential Infringer Litigation with any Potential Infringer if, in Attorneys' opinion, material factual or legal issues exist as to wrongful infringement on the Client Technology, or Attorneys conclude that the amount of likely Recoveries which might be obtained from such Potential Infringer might not be sufficient to produce a Contingent Fee for Attorneys which would, in Attorneys' judgment and consistent with Attorneys' policy concerning undertaking of contingent fee representation, be sufficiently in excess of Fulbright's normal hourly rates for the time of attorneys and other time-keeping personnel expected to be devoted to such litigation to justify, from Attorneys' standpoint, the risk and cost to Attorneys of


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undertaking  such  representation  on a contingent fee basis, even if it appears likely that Client could obtain some amount of Recoveries in such Potential Infringer Litigation. In the event that Client requests attorneys to represent Client in Potential Infringer Litigation with any Potential Infringer and Attorneys decline such representation, and if Client is or becomes involved in Potential Infringer Litigation (either as a plaintiff or defendant) with such Potential Infringer, Attorneys shall withdraw from representation of Client with respect to this matter only, and shall have no further duties to Client, with respect to disputes, controversies, litigation or dealings between Client and such particular Potential Infringer and, except as hereinafter provided, shall have no interest in any Recoveries obtained by Client from such particular Potential Infringer; provided that Client shall remain obligated to pay Attorneys' charges for other services and expenses pursuant to Section 3 above which are incurred by Attorneys prior to or incident to their withdrawal from representation of Client with respect to such particular Potential Infringer. It is expressly provided, however, that if Attorneys decline to represent Client in Potential Infringer Litigation with a Potential Infringer and therefore withdraw from representation of Client with respect to such Potential Infringer pursuant to this Section 7, and if Attorneys have obtained and recommended that Client accept a firm offer from such Potential Infringer to enter into a Licensing Agreement (a "Proposed Licensing Agreement") containing terms at least as favorable to Client as the Acceptable Licensing Criteria, then notwithstanding Attorneys' withdrawal from representation of Client with respect to such Potential Infringer, Attorneys shall nevertheless be entitled to receive payment (to the extent possible, and subject to any limitation imposed under applicable rules of professional conduct) of so much of any Recoveries thereafter obtained by Client from such Potential Infringer (whether by final judgment, settlement agreement, negotiated Licensing Agreement, or otherwise) as shall be equal, in amount or value, to the Contingent Fee to which Attorneys would have been entitled to be paid out of the Recoveries that Client would have been entitled to receive from such Potential Infringer if Client had entered into the applicable Proposed Licensing Agreement with such Potential Infringer as of the date of Attorneys' withdrawal from representation of Client with respect to such Potential Infringer. Further, it is agreed and stipulated that Attorneys' declining and withdrawing from representation of Client in Potential Infringer Litigation with any one particular Potential Infringer shall not be considered withdrawal by Attorneys from representation of Client with respect to any other Potential Infringer or Potential Infringers; and, in any such event, Attorneys shall continue to represent Client in Licensing Agreement representation or (if applicable under the foregoing provisions of this Section 7) Potential Infringer Litigation with respect to any other Potential Infringer or Potential Infringers (if any) as to whom Attorneys have not withdrawn from representation of Client pursuant to the foregoing provisions of this Section 7, and Attorneys shall continue to be entitled to their Contingent Fee with respect to Recoveries obtained by Client from such other Potential Infringer or Potential Infringers (if any).

          8.     Conflicts;  Relationships  with  Others.  Before  accepting the
                 ---------------------------------------
Representation, Attorneys have undertaken reasonable and customary efforts to determine whether there are any potential conflicts of interest that would bar Attorneys from representing Client in the Representation. Based on the information available to Attorneys, Attorneys are not aware of any potential disqualification to represent Client as against any of the Potential Infringers which have been identified to Attorneys by Client. Attorneys reviewed that issue in accordance with the rules of professional responsibility adopted in California. Attorneys believe that those rules, rather than the rules of any other jurisdiction, are applicable to the Representation; and the execution and return of the enclosed copy of this letter by Client


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represents  an  express agreement to the applicability of those rules. Attorneys represent many companies and individuals; and Client acknowledges the possibility that Attorneys' relationship with other companies or individuals who might be or become Potential Infringers may limit or preclude the ability of Attorneys to represent Client in Licensing Agreement matters or Potential Infringer Litigation with respect to such particular Potential Infringers under applicable rules of professional responsibility. Accordingly, Client acknowledges and agrees that Attorneys will not be obligated to represent Client in negotiating or obtaining Licensing Agreements with, or in Potential Infringer Litigation with, a particular Potential Infringer if Attorneys are prohibited from so doing under applicable rules of professional responsibility in the good faith judgment of Attorneys.

          If a controversy unrelated to the Representation which is the subject of this Agreement develops between Client and any other client of Attorneys while such Representation is continuing, Attorneys will decline to represent either client, unless consent is given by both clients that Attorneys may represent one or the other in the unrelated controversy.

          In addition to Attorneys' representation of other companies and individuals, Attorneys also regularly represent lawyers and law firms. As a result, opposing counsel in connection with the Representation of Client with respect to one or more Potential Infringers may be a lawyer or law firm that Attorneys may represent now or in the future. Likewise, one or more of opposing counsel in connection with the Representation may represent Attorneys now or in the future. Further, Attorneys have professional and personal relationships with many other attorneys, often because of participation in bar associations and other professional organizations. It is Attorneys' professional judgment that such relationships with other attorneys do not adversely affect Attorneys' ability to represent any client. The acceptance of this Agreement by Client represents an unqualified consent to any such relationships between Attorneys and other lawyers or law firms, even counsel who is representing a party that is adverse to Client in connection with the Representation that is the subject of this Agreement or in some other matter.

          9.     Grant  of  Lien.  Client  hereby grants Attorneys a lien on any
                 ---------------
and all causes of action which Client may assert in any court action brought or defended by Attorneys on Client's behalf under this Agreement, to secure payment of the Contingent Fee and other amounts owing or to become owing to Attorneys by Client in connection with the Representation. Such lien shall be in addition to all other rights of Attorneys to receive sums owing from Client under this Agreement.

          10.     Insurance.  Pursuant  to  Section  6147 or Section 6148 of the
                  ---------
California Business and Professions Code, as applicable, Attorneys hereby disclose that Attorneys maintain errors and omissions insurance coverage applicable to the services to be performed by Attorneys.

          11.     Disclaimers  and Limitations.  Attorneys have made no promises
                  ----------------------------
or guarantees to Client concerning the outcome of the Representation, and nothing in this Agreement shall be construed as such a promise or guarantee. Any expressions of Attorneys' concerning the outcome of the Representation, or any other legal matters, are based on Attorneys' professional judgment and are not guarantees. Such expressions, even when described as opinions, are necessarily limited by Attorneys' knowledge of the facts and are based on Attorneys' views of the state of the law at the time they are expressed.

          As lawyers, Attorneys undertake to provide representation and advice on the legal matters for which Attorneys are engaged. It is important for Attorneys' clients to have a clear understanding of the legal services that Attorneys have agreed to provide. Thus, if there are any questions about the scope of the Representation that Attorneys are to provide under this Agreement, Client is urged to raise those questions promptly, so that they may be resolved at the outset of the Representation.

          Attorneys have been engaged to provide legal services in connection with the Representation as specifically defined in this Agreement. After completion of the Representation, changes may occur in the applicable laws or regulations that could affect Client's future rights and liabilities in regard to the Client Technology. Unless Attorneys are actually engaged after the completion of the Representation to provide additional advice on such issues, Attorneys have no continuing obligation to give advice with respect to any future legal developments that may pertain to the Client Technology.

          It is Attorneys' policy and Client's agreement that the only persons or entities that Attorneys represent in connection with the Representation are the corporation GolfGear International, Inc. and the specific wholly owned subsidiaries of GolfGear International, Inc. named in this agreement and who are parties hereto, and that Attorneys' attorney-client relationship does not include any other related persons or entities. Further, each of the subsidiaries of GolfGear International, Inc. who are parties to this agreement expressly agree that Attorneys shall report only to GolfGear International, Inc. as the "Client" under this agreement and shall be entitled to, and are directed to, rely upon the decisions and directions of GolfGear International, Inc. in connection with this agreement as the binding decisions and directions of all such subsidiaries and as the decisions and directions of the "Client" under this agreement. Without limiting the generality of the foregoing, Attorneys do not represent any related parent companies, subsidiaries, affiliates, employees, officers, directors, shareholders, partners, commonly owned corporations or partnerships, or other such persons, entities, or affiliates other than GolfGear International, Inc. and the specific wholly owned subsidiaries of GolfGear International, Inc. named in this agreement and who are parties hereto, whether now existing or hereafter becoming such by virtue of merger, dissolution, acquisition, or any other means. Accordingly, it is understood that Attorneys may represent another client with interests adverse to any such affiliated or related person or entity without first obtaining consent from Client.

          12.  Termination  of  Services.
               -------------------------

               a.     Client  shall  have  the  right  at  any time to terminate
Attorneys' services upon written notice to Attorneys, and Attorneys shall immediately after receiving such notice cease to render additional services and shall have no further duty or obligation to Client to perform additional services in connection with the Representation.

               b. If Client fails to meet any of Client's obligations under this Agreement, Attorneys shall have the right to terminate this Agreement, and Client shall take all steps necessary to free Attorneys of any obligation to perform further, including without limitation the execution of any documents necessary to complete Attorneys' discharge or withdrawal. The right of Attorneys hereunder is in addition to those created by statute or recognized by rules of professional conduct.

               c. Termination of Attorneys' services by Client under Section 12.a above or termination of this Agreement by Attorneys under Section 12.b above or pursuant to applicable statute or rules of professional conduct shall not, however, relieve Client of the obligation to pay the fees due Attorneys for services rendered and charges for other services and expenses incurred prior to such termination or in connection with a transition of representation of Client to other attorneys or impair Attorneys' rights to receive fees and recover charges for other services and expenses as provided by the California Rules of Professional Conduct and authorities interpreting such rules. Further, without limiting the foregoing, in the event that a change of control of Client occurs (as, for example, as a result of a sale of all or a controlling percentage of the stock of Client to another person or party other than the current owners of Client's outstanding stock) and Client terminates Attorneys' services incident to or following such change of control and abandons Client's efforts to obtain Licensing Agreements or pursue Potential Infringer Litigation with Potential Infringers, Client shall nevertheless be and remain obligated to pay fees to Attorneys for Attorneys' services to the date of such termination (in addition to any Contingent Fee earned by Attorneys pursuant to this Agreement prior to termination of Attorneys' services) in an amount equal to the greater of (i) an amount equal to Fulbright's standard hourly rates for the time of the attorneys and other time-keeping personnel of Fulbright devoted to the Representation to the date of termination of Attorneys' services, or (ii) an amount equal to the fair value of Attorneys' services in connection with the Representation to the date of termination of Attorneys' services determined on a quantum meruit basis, in each case, however, limited to the maximum amount, if any, of fees which Attorneys are authorized to require Client to pay under the California Rules of Professional Conduct and authorities interpreting such rules in light of all the facts and circumstances involved.


          13.     Voluntary  Arbitration.  The parties understand that Attorneys
                  ----------------------
are required to arbitrate any fee dispute under this Agreement. Client agrees to such arbitration by the Los Angeles County Bar Association pursuant to California Business and Professions Code Section 6200. Subject to applicable bar rules, the prevailing party in any such arbitration shall be awarded its reasonable costs and attorneys' fees incurred in connection with the dispute.

          14.     Confidentiality  of  Agreement.  This  Agreement  is  a
                  ------------------------------
confidential communication between Attorneys and Client, as provided in California Business and Professions Code Section 6149 and California Evidence Code Section 952. Client and Attorneys agree to maintain the confidentiality of this Agreement as provided and permitted by law, excepting disclosure obligations of Client with respect to securities or other regulatory filing obligations.

          15.     Severability.     If  any  term or provision of this Agreement
                  ------------
is finally determined by any court, arbitrator or other tribunal to be void or unenforceable in whole or in part or as to any person, party or circumstance, this Agreement shall nevertheless be and remain valid and enforceable as to all terms and provisions hereof and as to all persons, parties or circumstances as to which this Agreement is not thus determined to be void or unenforceable; and, notwithstanding any such determination, this Agreement shall be and remain valid and shall be enforced, as to each term and provision hereof, to the maximum extent permitted by applicable laws and rules of professional conduct.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the _____ day of __________________, 2001.



CLIENT:                                 ATTORNEYS:

GolfGear International, Inc.            Fulbright & Jaworski L.L.P.



By                                      By
  --------------------------------        -------------------------------
  Name:                                       Peter H. Mason, Partner
        --------------------------
  Title:
        --------------------------

Gear Fit Golf Company



By
  --------------------------------
  Name:
        --------------------------
  Title:
        --------------------------

Pacific Golf Holdings, Inc.



By
  --------------------------------
  Name:
        --------------------------
  Title:
        --------------------------

Bel Air - Players Group, Inc.



By
  --------------------------------
  Name:
        --------------------------
  Title:
        --------------------------

GGI, Inc.



By
  --------------------------------
  Name:
        --------------------------
  Title:
        --------------------------

Leading  Edge


By
  --------------------------------
  Name:
        --------------------------
  Title:
        --------------------------

                          FULBRIGHT & JAWORSKI L.L.P.
                                  (Los Angeles)

                          Expenses and Services Summary



EXPENSE/SERVICE                           CHARGE

Binding                                   .75 - $1.00 per book
                                          (Pricing varies in other office locations)

Data Base Research
   Lexis, Westlaw, Information America    Direct Cost or Allocation of Direct Cost
                                          (varies based on search type)

Deliveries
   Overnight/Express                      Direct Cost
   Outside Courier                        Direct Cost
   In-House                               N/A (Pricing varies in other office locations)
   Courthouse Messengers                  Outside service-actual cost
                                          (Pricing varies in other office locations)

Document Scanning                         $ 1.50 per page

Duplicating
   Photocopy                              $ 0.15 per page
   Microfilm/Microfiche                   $ 0.50 per page
   Videography (duplication)              5.00/tape plus $20.00/duplication

Electronic Mail (via Internet)            No Charge

Library Research by Library Staff         75.00 to $110.00 per hour

Weekend & Late Evening Air Conditioning   N/A
                                          (Pricing varies in other office locations)

Postage                                   Direct Cost on any item or group of items
                                          which cost $1.00 or more


Secretarial Overtime                      40.00 per hour plus supper allowance paid
                                          for overtime in excess of 2 hours per day
                                          during the week and 6 hours per day on
                                          weekends (Pricing varies in other office locations).

Facsimile (Outgoing)                      0.50 per page plus applicable LD charges

Telephone - Long Distance (Domestic)      $ 0.15 per minute
     Long Distance (International)        Allocation of direct cost which varies by
                                          location of call.

File Storage Retrieval                    N/A
                                          (Pricing varies in other office locations)

Transportation
   Mileage (personal automobile)          Applicable IRS allowable rate per mile
   Lodging                                Direct Cost
   Meals                                  Direct Cost
   Car Rental/Airline/Rail/Etc.           Direct Cost

CD-ROM Research                           30.00 - $50.00 per Search
                                          (rate varies based on length of search)

Graphic Arts                              55.00 to $115.00 per hour, plus direct cost
                                          of supplies